Exhibit 3.23

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that URS GLOBAL HOLDINGS, INC., did on July 16, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 17, 2009.

ROSS MILLER

Secretary of State

THE GREAT SEAL OF THE STATE OF NEVADA

Certified By: A Frieser

Certificate Number: C20090717-0095

You may verify this certificate online at http://www.nvsos.gov/

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
20090552205-60
	Ross Miller	Filing Date and Time
	Secretary of State	07/16/2009 3:35 PM
Articles of Incorporation	State of Nevada	Entity Number
(PURSUANT TO NRS CHAPTER 78)		E0380692009-3

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	URS GLOBAL HOLDINGS, INC.
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: The Corporation Trust Company of Nevada
Name
	☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address		City			Zip Code
Nevada
	Mailing Address (if different from street address)		City			Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 1.000	Par value per share:	$.001	Number of shares without par value:		0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	1) H. Thomas Hicks
Name
	600 Montgomery Street, 25th Floor		San Francisco		CA	94111
	Street Address		City		State	Zip Code
2) Reed N. Brimhall
Name
	600 Montgomery Street, 25th Floor Street Address		San Francisco City		CA State	94111 Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
6. Name, Address and Signature of Incorporator: (attach additional page if more than one Incorporator)	Kristin L. Jones		X
	Name		Incorporator Signature
	600 Montgomery Street, 25th Floor Address		San Francisco City		CA State	94111 Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
	X	Howard L. Volz Asst. Vice President
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity				Date	7-16-2009

Nevada Secretary of State NRS 78 Articles
This form must be accompanied by appropriate fees.	Revised 4-10-09
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